UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities

Exchange Act of 1934

Check the appropriate box:

☐	Preliminary Information Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☒	Definitive Information Statement

ALPHA ENERGY, INC.
(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

14143 Denver West Blvd.

Suite 100,

Golden, Colorado

80401

(800) 819-0604

INFORMATION STATEMENT
PURSUANT TO SECTION 14
OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED
AND REGULATION 14C AND SCHEDULE 14C THEREUNDER

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE NOT REQUESTED TO SEND US A PROXY

Golden, Colorado

April 28, 2023

To the Shareholders of alpha energy, inc.:

This information statement has been mailed on or about April 28, 2023 to the shareholders of record (the “Shareholders”) on April 25, 2023 (the “Record Date”) of Alpha Energy, Inc., a Colorado corporation (the “Company”), now known by its new name Truleum, Inc. in connection with certain actions taken by the written consent by the holders of a majority of the Company’s outstanding voting capital stock, dated on April 26, 2023, pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The actions taken pursuant to the written consent shall be taken on or about May 22, 2023, 20 calendar days after the mailing of this Information Statement.

THIS IS NOT A NOTICE OF AN ANNUAL MEETING OF SHAREHOLDERS AND NO SHAREHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH WILL BE DESCRIBED HEREIN.

We are thrilled to report that 2022 was a transformative year for our company, marked by several significant milestones. Despite facing various challenges and uncertainties, we remained committed to our mission and continued to deliver value to our shareholders and customers.

We have acquired 34 well bores in Logan County, OK, positioned on 880 gross acres in Logan County and 160 leased acres in Lincoln County, OK, which will significantly enhance our portfolio and increase our production capacity. The Logan 1 Project had a January 1, 2022 PV-10% Proved plus Probable Reserve Valuation of $48,870,000. PV-10 is a non-GAAP measure of the value of the reserves, calculated in accordance with SEC guidelines, calculated at the present value of estimated future revenues less direct expenses discounted at an annual rate of 10%.

We organized a wholly owned bonded operator, Alpha Energy Texas Operations LLC, which will enable us to streamline our operations and enhance our control over our assets.

We are committed to maximizing the potential of our existing Logan 1 assets, and this initiative will enable us to increase our production and enhance our operational efficiency.

Due to our leasing activities in 2022 we increased our presence in Logan County, OK to 1,620 gross leased acres, an increase of 84%. Subsequently, this activity also increased our PV-10% Proved plus Probable oil and gas reserves to $78,056,020, a 59% increase from the prior year’s evaluation.

We are proud to have achieved the first operational revenues of $270,627 from our current Logan 1 Project during the quarter ended December 31, 2022, compared to $3,389 of other revenues in the prior year ended December 31, 2021, a significant milestone that demonstrates the potential of our operations. For the fiscal years ended December 31, 2022 and 2021, we reported net loss of $1,582,549 and $1,070,738, respectively.

We added two new qualified board members and an audit committee chair who satisfies the requirements of the NYSE America Stock Exchange. These new members bring a wealth of experience and expertise in their respective fields and have implemented effective internal procedures and controls to facilitate the achievement of corporate milestones. Their skills and perspectives will be leveraged to enhance the Company’s strategic direction and decision-making.

This has been an exciting year for Alpha Energy, Inc. as we move forward under our newly adopted name Truleum, Inc. We have made significant progress in enhancing our operational capacity, expanding our portfolio, and increasing our production. We are pleased to have accomplished so much in such a short period of time, and we believe that these milestones will enable us to deliver significant value to our shareholders in the years ahead. We remain committed to our mission of acquiring abandoned wells, restoring production and boosting productivity. We look forward to continuing to grow and develop our business in the coming years.

A copy of our PV-10% Proved plus Probable Reserve Valuation is included as an exhibit to our Annual Report on Form 10-K available at www.sec.gov.

By Order of the Board of Directors,

/s/ Jay Leaver
Jay Leaver
President

ALPHA ENERGY, INC.

14143 Denver West Blvd.

Suite 100,

Golden, Colorado

80401

(800) 819-0604

INFORMATION STATEMENT

General Information

Alpha Energy, Inc. is a Colorado corporation with its principal executive offices located at 14143 Denver West Blvd., Suite 100, Golden, Colorado 80401. The Company’s telephone number is (800) 819-0604. This Information Statement is being sent to the Company’s Shareholders by the Board of Directors to notify them about action that the holders of a majority of the Company’s outstanding voting capital stock have taken by written consent, in lieu of an Annual Meeting of the Shareholders. The action was taken on April 25, 2023, and will be effective on May 22, 2023, approximately 20 calendar days after the mailing of this Information Statement.

The Board of Directors of the Company approved various actions previously approved by Shareholders by written consent in lieu of a meeting on April 25, 2023, in accordance with the Colorado Revised Statutes. Accordingly, neither your vote nor your consent is required and neither is being solicited in connection with the approval of the action.

April 25, 2023 is the record date (the “Record Date”) for the determination of Shareholders who are entitled to receive this Information Statement.

This Information Statement has been filed with the Securities and Exchange Commission and is being furnished pursuant to Section 14 of the Exchange Act to Shareholders of our common stock, par value $0.001 per share (the “Common Stock”), of the Company in order to notify such Shareholders of the following actions.

A majority of the voting capital stock of the Company took action in lieu of a meeting of Shareholders authorizing the Company:

1.

To elect four directors (the “Director Approvals”) to serve until the 2024 Annual Meeting of Shareholders of the Corporation, or until their successors are duly elected and qualified, or until such director’s earlier death, resignation, disqualification or removal as follows:

a.	Robert J. Flynn, Jr.
b.	Lacie Kellogg
c.	Mark A. Timm
d.	Isaac Dietrich

2.

To approve the change of the Company’s name to Truleum, Inc. (the “Name Change”) and all amendments to the Articles of Incorporation required to be made with the Secretary of State of Colorado and elsewhere to effect such name change.

3.	The ratification of the appointment of BF Borgers, CPA, PC as our independent registered public accounting firm for the fiscal year ended December 31, 2023 (the “Auditor Ratification”).

ABOUT THE INFORMATION STATEMENT

WHAT IS THE PURPOSE OF THE INFORMATION STATEMENT?

This Information Statement is being furnished to you pursuant to Section 14 of the Exchange Act to notify the Company’s Shareholders as of the close of business on the Record Date of a corporate action taken by a majority of the Company’s Shareholders.

Shareholders holding a majority of the Company’s outstanding voting stock have voted in favor of the Director Approvals, the Name Change, and the Auditor Ratification, as outlined in this Information Statement, which action is expected to take place on or about May 22, 2023.

WHO IS ENTITLED TO NOTICE?

Each outstanding share of the Company’s voting securities on the close of business on the Record Date is entitled to notice of each matter voted on by the Shareholders. Shareholders as of the close of business on the Record Date that held the authority to cast votes in excess of fifty (50%) percent of the Company’s outstanding voting power have voted in favor of the Director Approvals, the Name Change and the Auditor Ratification. Under the Colorado Revised Statutes, shareholder approval may be taken by obtaining the written consent and approval of more than fifty (50%) percent of the holders of voting stock in lieu of a meeting of the Shareholders.

WHAT CONSTITUTES THE VOTING SHARES OF THE COMPANY?

The voting power entitled to vote on the Director Approvals, the Name Change, and the Auditor Ratification consists of the vote of the holders of a majority of the Company’s voting securities as of the Record Date. As of the Record Date, the Company’s voting securities consisted of 21,653,326 shares of outstanding Common Stock.

WHAT CORPORATE MATTERS HAVE THE SHAREHOLDERS VOTED FOR?

Shareholders holding a majority of our outstanding voting securities have voted in favor of the following Proposals:

1.

To elect four directors to serve until the 2024 Annual Meeting of Shareholders of the Corporation, or until their successors are duly elected and qualified, or until such director’s earlier death, resignation, disqualification or removal as follows:

a.	Robert J. Flynn, Jr.
b.	Lacie Kellogg
c.	Mark A. Timm
d.	Isaac Dietrich

2.

To approve the change of the Company’s name to Truleum, Inc. and all amendments to the Articles of Incorporation required to be made with the Secretary of State of Colorado and elsewhere to effect such name change.

3.	The ratification of the appointment of BF Borgers, CPA, PC as our independent registered public accounting firm for the fiscal year ended December 31, 2023.

WHAT VOTE IS REQUIRED TO APPROVE THE PROPOSAL?

No further vote is required for Director Approvals, the Name Change, or the Auditor Ratification.

OUTSTANDING VOTING SECURITIES

As of the Record Date, the Company’s authorized capital consisted of 65,000,000 shares of its common stock, par value $0.001 per share, and 10,000,000 shares of its preferred stock, par value $0.001 per share (the “Preferred Stock”). As of the Record Date, 21,653,326 shares of Common Stock and no shares of Preferred Stock were issued and outstanding and, after taking into account shares underlying outstanding stock options, outstanding warrants, and the reservation of shares for the issuance under the Company’s convertible revolving credit line (0 shares as of December 31, 2022), 7.25% Senior Secured Convertible Notes (the “7.25% Notes”) (263,992 shares as of December 31, 2022) and equity-based compensation plans, approximately 43,082,682 shares of Common Stock remained available for issuance. No fractional shares were outstanding.

Each share of outstanding Common Stock is entitled to one vote on matters submitted to the Shareholders.

The following shareholders voted in favor of the Proposals:

Name	Number of Votes (1)

AEI Acquisition Company, LLC	15,880,201

(1)	Represents 73%

Pursuant to Rule 14c-2 under the Exchange Act, the proposals will not be adopted until a date at least 20 calendar days after the date on which this Information Statement has been mailed to the Shareholders. The Company anticipates that the actions contemplated herein will be effected on or about the close of business on May 22, 2023.

The Company has asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

This Information Statement will serve as written notice to Shareholders pursuant to the laws of the State of Colorado.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of April 25, 2023, the number of shares of common stock beneficially owned by (i) each person, entity or group (as that term is used in Section 13(d)(3) of the Exchange Act) known to the Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each of our directors; (iii) each of our Named Executive Officers; and (iv) all executive officers and directors as a group. Information relating to beneficial ownership of common stock by our principal stockholders and management is based upon information furnished by each person using "beneficial ownership" concepts under the rules of the SEC. Under these rules, a person is deemed to be a beneficial owner of a security if that person directly or indirectly has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to dispose or direct the disposition of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the SEC rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary interest. Except as noted below, each person has sole voting and investment power with respect to the shares beneficially owned and each stockholder's address is c/o Alpha Energy, Inc. 14143 Denver West Blvd., Suite 100, Golden, Colorado 80401

The percentages below are calculated based on 21,653,326 shares of common stock issued and outstanding as of April 25, 2023.

Name and Address of Beneficial Owner	Amount of Shares Beneficially Owned	Percentage of Beneficial Ownership
Jay Leaver	--	--
Lacie Kellogg	244,000	1.13%
Jeffrey Wright	--	--
Robert Flynn	216,000	0.99%
Mark A. Timm	15,000	*
Isaac Dietrich	--	--
All executive officers and directors as a group (5 persons-	460,000	2.12%

* Less than 1%

Other 5% Holders

AEI Acquisition Company, LLC	15,880,201	73%

Change-in-Control Agreements

None of the agreements with the Company’s Executive Officers contain change-in-control provisions under which an officer is entitled to terminate the agreement, and receive stated severance payments, if a third party acquires more than a 50% ownership interest in the Company or there are other significant changes in the operating structure of the Company.

Potential Payments and Benefits Upon Termination or a Change in Control

Our named executive officers are not entitled to benefits in the event of their termination without cause by the Company or for good reason by the executive. We have three contractors and no full-time employees. The actual amounts payable to each executive upon termination can only be determined definitively at the time of each executive’s actual departure. In addition, each executive would receive payments for amounts of base salary and vacation time accrued through the date of termination and payment for any reimbursable business expenses incurred. In the event of a named executive officer’s death, the named executive officer’s beneficiary, legal representative or estate would receive the named executive officer’s potential payments.

EXECUTIVE OFFICERS

Our executive officers and their ages, as of April 25, 2023, and biographical information are set forth below.

Name	Age	Position
Jay Leaver	59	President
Lacie Kellogg	59	Chief Financial Officer
Jeffrey Wright	40	Contract Field Operations Manager

Jay Leaver, President since 2020. From 1995 to present, Mr. Leaver served as President and geologist of Leaverite Exploration Inc. (“Leaverite”), a consulting firm specializing in oil and natural gas and mineral exploration, which served as a consultant to the Company since 2019. Mr. Leaver also served as President of Visionary Resources, LLC, a prospect generation firm, since 2017; Chicorica, LLC, a prospect generation firm, since 2015 to present, RA Gallery, LLC, a remote sensing data repository, since 2017, Haycorn Research Ltd., a remote sensing data repository, since 2018, Rubicon Exploration, LLC, a mineral exploration company, since 2008, Mrs. Hudson Lodgings, LTD, a real estate and rental company, since 2020, and as managing member of Torrent Oil & Gas, LLC and Orogen Oil & Gas LLC, a prospect holding company, since 2022. From 2009 to 2012 Mr. Leaver held various positions with Sun River Energy. Mr. Leaver also worked for Thomasson Partner Associates, Inc. in the US and Australia from 2006-2010 where he served as Vice President – Geoscience and Executive Vice President. Mr. Leaver received a B.S. degree in Geological Engineering from the Colorado School of Mines in 1986. Mr. Leaver is a member of the AAPG, GSA, SPE and SEG associations, including serving as Secretary of the Rocky Mountain Association of Geologists.

Lacie Kellogg, Chief Financial Officer since July 11, 2022 and director since 2018. Ms. Kellogg is a consultant for Accounting Solutions and Services, LLC and has 37 years of accounting experience, 28 of which are in the Oil and natural gas industry. Her experience is in the areas of Financial Reporting, Audit, Operations Accounting and Software Implementation. Ms. Kellogg earned her BBA from the University of Houston in 1986 and has worked with Carrizo Oil and natural gas, Aurora Oil & Gas, an Australian based company, and as a private consultant in the energy field. She is a member of COPAS (Council of Petroleum Accountants Society) and is active in the local chapter previously holding Audit and Financial Reporting committee Chairs. Ms. Kellogg serves on the board of directors of TCI Acquisition Company Inc. and is interim Chief Financial Officer of Surgical Safety Scanner, Inc. Ms. Kellogg was appointed to the Board of Directors based upon her experience in accounting and financial reporting in the oil and natural gas industry.

Jeffrey Wright, has served as a Field Manager for the Company since October 15, 2022. Mr. Wright has over 16 years in the oil, gas and energy sectors. He has worked at Matador Wellsite Consulting, LLC since 2020. Prior to that, we worked at Contango Oil & Gas, White Star Petroleum and Devon Energy. Mr. Wright received a B.A. degree from Angelo State University in 2004.

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to each Officer with compensation exceeding $100,000 during the fiscal years ended December 31, 2022 and 2021 (each a “Named Executive Officer”).

EXECUTIVE COMPENSATION

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
Jay Leaver, President (1)	2022 2021	100,000 110,000	-- --	-- --	-- --	100,000 110,000
Lacie Kellogg, Chief Financial Officer (3)	2022 2021	75,432 --	-- --	-- --	-- --	75,432 --
John Lepin, Chief Financial Officer (2)(3)	2022 2021	48,000 144,000	-- 25,000	-- --	-- --	48,000 169,000
Jeffrey Wright, Field Manager	2022 2021	-- --	-- --	-- --	-- --	-- --

(1)

Mr. Leaver’s compensation was paid pursuant to a Consultant Engagement Agreement between the Company and Mr. Leaver dated as of June 1, 2020, pursuant to which Mr. Leaver serves as President of the Company.

(2)	Mr. Lepin served as Chief Financial Officer and a director through April 8, 2022.
(3)	Excludes compensation payable in the form of Directors’ Fees. See “Director Compensation”.

2022 Equity Incentive Plan

On September 8, 2022, the Company’s board of directors and Shareholders adopted the 2022 Equity Incentive Plan (the “Plan”), The Plan provides for the award of stock options (incentive and non-qualified), stock awards and stock appreciation rights to officers, directors, employees and consultants who provide services to the Company.

The terms of awards under the Plan are made by the Board or by a compensation committee appointed by the Board. The Company has reserved 2,824,000 shares for issuance under the Plan. The Board may terminate the Plan at any time. Unless sooner terminated, the Plan will terminate ten years after the effective date of the Plan. All vested or unvested awards are immediately forfeited at the option of the Board in the event that the recipient performs certain acts against the interests of the Company as described in the Plan. The number of shares of common stock covered by each outstanding stock right, and the number of shares of common stock which have been authorized for issuance under the Plan as well as the price per share of common stock (or cash, as applicable) covered by each such outstanding option or SAR, shall be proportionately adjusted for any increases or decrease in the number of issued shares of common stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification, or any other increase or decrease in the number of issued shares of common stock effected without receipt of consideration by the Company.

The following table set forth information concerning our equity compensation plans as of April 25, 2023:

Plan Category	Number of securities to be issued upon exercise off outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Plans approved by security holders	2,824,000
Plans not approved by security holders	--
Total

The Company has adopted a revised Board of Directors compensation plan providing for awards to be made under the Plan and intended to replace the current director compensation plan which had provided for monthly grants to non-employee directors of 4,000 shares of restricted Common Stock per month. Under the new plan, each director shall receive compensation for their service on the Board and receive reimbursements for certain expenses in accordance with the Company’s reimbursement policy.

Until the Company’s Common Stock is listed on a national securities exchange, each non-employee director shall receive options to purchase shares Common Stock valued at $150,000 by the Black-Scholes pricing model on an annual basis, payable quarterly, with an exercise price equal to the closing price of the Company’s common stock on the last business day of the quarter. The Chairman of each of the Audit, Compensation, and Nomination and Corporate Governance Committees shall receive additional options to purchase shares of the Company’s Common Stock valued at $18,000, $18,000, and $10,000, respectively, by the Black-Scholes pricing model annually, payable quarterly, with an exercise price equal to the closing price of the Company’s common stock on the last business day of the quarter. Upon the Company’s Common Stock being listed on a national exchange, each director shall receive (i) cash compensation of $70,000 annually, payable quarterly, in addition to (ii) options to purchase shares of the Company’s Common Stock valued at $80,000 by the Black-Scholes pricing model on an annual basis, payable quarterly, with an exercise price equal to the closing price of the Company’s common stock on the last business day of the quarter. The Chairman of each of the Audit, Compensation and Management Development, and Nomination and Corporate Governance Committees shall receive additional cash compensation of $18,000, $18,000, and $10,000, respectively, payable quarterly. The awards will be issued under and subject to the Plan and have a term of ten years.

Each director is required to attend every meeting of the Company’s Board and the respective Board committees on which they serve. If a director is not able to attend a meeting, their quarterly compensation amounts shall be adjusted pro-rata based on the number of meetings attended divided by the total meetings held.

Employment Agreements

We currently have three contractors and no full-time employees. See “Certain Relationships and Related Party Transactions – management agreements” incorporated herein by reference.

Outstanding Equity Awards

The table below reflects option awards that were outstanding on April 25, 2023.

Name	Grant Date	Number of Securities Underlying Unexercised Options Available	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Expiration Date
Jay Leaver	--	--	--	--	--
Lacie Kellogg	--	--	--	--	--
Jeffrey Wright	--	--	--	--	--

The table below reflects stock awards that were outstanding and that had not vested as of April 25, 2023.

Name	Number	Market Value
Jay Leaver	--	--
Lacie Kellogg	--	--
Jeffrey Wright	--	--

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transactions

The Company is a party to Consulting Agreement with Fidare Consulting Group, LLC (“Fidare”), dated September 2, 2022, pursuant to which Fidare advises the Company regarding corporate structuring, strategic planning and compliance issues. Fidare is an affiliate of AEI Acquisition Company, LLC which is the controlling stockholder of the Company which holds 73% of the total voting power of the Common Stock. Under the terms of the Consulting Agreement, the Company pays Fidare $15,000 per month for services provided thereunder and reimburses Fidare for pre-approved expenses. The term of the Consulting Agreement is 12 months and renews automatically thereafter on a month-to-month basis.

The Company receives advances from time to time from affiliates of Fidare. As of December 31, 2022, the Company repaid $10,000 of advances and $413,206 of advances were exchanged for 7.25% Senior Secured Convertible Notes due December 31, 2024 (the “AEI Note”).

On June 1, 2021, the Company entered into a convertible credit line with AEI Acquisition Company, LLC, an affiliate of the beneficial owner of 73% of the Company’s Common Stock, which provides for up to $1,500,000 of advances. The outstanding principal amount accrues interest at a rate of 7% per annum and is convertible into shares of common stock at a rate equal to the lesser of (i) $1.50 per share or (ii) the closing price on the common stock on the primary trading market for our common stock on the day immediately preceding the date of conversion.  On February 11, 2023, the convertible credit line was amended to provide for a fixed conversion rate of $1.50 per share on any amount of principal or interest converted. Under the terms of the convertible credit line, the Company may borrow and AEI Acquisition Company, LLC may advance funds through the earlier of (i) the closing of a firm commitment underwriting and (ii) June 1, 2023 The outstanding principal balance on the convertible credit line as of December 31, 2021 and 2020 was $168,328 and $148,328 respectively and the principal amount outstanding as of February 12, 2023 was $0. The amount of principal paid under the convertible credit line during fiscal year 2021 and 2020, was $0 and $4,250, respectively. The amount of interest paid during fiscal year 2021 and 2020, respectively was $0 and $0 and the applicable interest rate was 7% per annum.

Accounts Payable and Accrued Expenses - Related Parties

As of December 31, 2021, there was $228,668 of accounts payable to related parties which consisted of $208,484 due to Jay Leaver, the Company’s president, for his services as President, under his Management Consulting Agreement, $4,394 due to former CFO John Lepin, for his services as CFO, and $10,000 due to Kelloff Oil & Gas, LLC, a limited liability company, for the services of Joe Kelloff as interim Senior Vice President of Operations and $5,790 due to Staley Engineering LLC for consulting services.

As of  April 25, 2023, there was $_______ of accounts payable to related parties which consisted of $_________ due to Jay Leaver, the Company’s President and an affiliate of Leaverite, for his services as President, under his Management Consulting Agreement.

Senior Secured Convertible Notes Payable – Related Parties

On December 3, 2020, the Company issued a $65,000 principal amount promissory note to Jay Leaver, our President. The unsecured note matured three years from date of issuance and bears interest at a rate of 5% per annum. As of December 31, 2021, the note payable had unpaid accrued interest in the amount of $13,003. On February 23, 2022, the promissory note was amended to a principal amount of $406,750, which included the original $65,000 plus additional advances of $325,580, and accrued interest of $16,170. An additional $110,235 was advanced during the nine months ended September 30, 2022 maturing February 23, 2025. In February 2022, Mr. Leaver advanced an additional $500,000 to the Company. On February 25, 2022, Mr. Leaver’s $406,750 promissory note and $500,000 advance were assigned to 20 Shekels, Inc, a corporation wholly-owned by Marshwiggle, LLC, a limited liability company jointly owned by Mr. Leaver and his spouse and on February 25, 2022 the Company issued $906,750 of its secured senior secured convertible notes due February 24, 2024, bearing interest at a rate of 7.25% per annum in exchange for the prior obligations (the “Shekels Note”). The Shekel Note bore interest at 7.25% and matured on February 25, 2024 and subsequently was exchanged for 7.25% Senior Secured Convertible Notes due December 31, 2024.

The Company has received advances from time to time from affiliates of a significant stockholder. As of December 31, 2022, the Company repaid $10,000 of advances and $413,206 of advances were exchanged for 7.25% Senior Secured Convertible Notes due December 31, 2024 (the “AEI Note”).

On December 31, 2022, the Company entered into an Exchange Agreement with AEI Management, Inc. and 20 Shekels, Inc. pursuant to which each of the 20 Shekels Note and the AEI Note were exchanged for 7.25% Notes maturing December 31, 2024. The 7.25% Notes are convertible at any time after the date of issuance into shares of the Company’s common stock at a fixed conversion price of $5.00 per share. Obligations under the 7.25% Notes are secured by the Logan Project’s assets, other than leases.

Under the terms of the Exchange Agreement, 20 Shekels, Inc. was issued $906,754 of 7.25% Notes and AEI Management Inc. was issued $413,206 of 7.25% Notes.

Compensation Committee Interlocks and Insider Participation

None of our executive officers serves as a member of the Board of Directors or compensation committee of any other entity that has one or more of its executive officers serving as a member of our Board of Directors.

Management Agreements

Jay Leaver, our President, is an affiliate of Leaverite, which performs services for the Company under a Consultant Engagement Agreement dated June 1, 2020, and serves as President of the Company as an independent contractor. Under the terms of the Consulting Agreement, Mr. Leaver is entitled to receive $10,000 per month as a consulting fee, plus reimbursement of expenses. Pursuant to the agreement, the services Mr. Leaver provides will constitute at a maximum, 50% of his time. The agreement renews annually provided that either party may terminate the agreement by giving the other party 15 days written notice. Mr. Leaver is also entitled to indemnification against claims, actions, liabilities, costs, expenses, including attorney fees, arising in connection with possession use or advice or other services provided under the Agreement.

The Company is a party to a Consultant Engagement Agreement with Matador Wellsite Consulting, LLC (“Matador”), dated October 15, 2022, pursuant to which Jeffrey Wright, the manager of Matador, advises the Company with respect to energy operations, project development, and oil field management. The Agreement provides that the Company pay Matador $10,000 per month as a consulting fee and issues 2,000 shares of its common stock per month to Jeffrey Wright. The Agreement has an initial term of 12 months after which it renews monthly unless terminated by the parties. Either party may terminate the Agreement by giving the other party 15 days written notice.

Ms. Kellogg, our Chief Financial Officer, is party to a Board of Directors Agreement dated as of February 27, 2018, pursuant to which she serves as director of the Company.  Under the agreement, Ms. Kelloff is entitled to receive an annual fee at the rate of $24,000 payable $2,000 per month through the issuance of shares of stock at a value of $0.50 per share, plus reimbursement of expenses.  The Agreement is for one year period and renews annually, for so long as Ms. Kellogg is elected as a member of the Board of Directors by the shareholders of the Company.

Except for the foregoing, no executive officer of the Company is party to any employment agreement with the Company.

Compensation Discussion and Analysis

With regard to our full-time executive officer, the goal of the salary component of our compensation policy is to provide reasonable compensation for their full-time service within the constraints faced by a developing business with significant cash needs for its planned expansion. We believe the Company has the potential to be fully capitalized if it successfully lists a national exchange, which would enable the Company to bring its executive compensation in line with industry standards.

On June 1, 2020, we entered into a Consulting Agreement with Jay Leaver pursuant to which Mr. Leaver serves as our Chief Executive Officer (the “Consulting Agreement”). Under the Consulting Agreement, Mr. Leaver receives a monthly fee of $10,000.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Composition of our Board of Directors

Our board of directors currently consists of five members. Our directors hold office until their successors have been elected and qualified or until the earlier of their death, resignation or removal. There are no family relationships among any of our directors or executive officers. The Director Approvals will take effect on or about May 22, 2023 upon which our board of directors shall consist of four members.

Director Independence

Our Board has determined that all of our present directors are independent, as defined under Rule 803 of the NYSE American Company guide (“Rule 803”), other than Lacie Kellogg who also serves as Chief Financial Officer of the Company.

Our Board has determined that Robert Flynn, Mark A. Timm and Isaac Dietrich are independent under Rule 803 independence standards for Audit Committee members.

Committees of the Board of Directors upon Effectiveness of the Director Approval

Audit Committee

The Audit Committee is composed of three independent directors: Isaac Dietrich, Chairman of the Audit Committee, Robert Flynn, and Mark A. Timm. Each member of the Audit Committee is an independent director as defined by Rule 803. The Audit Committee has the sole authority and responsibility to select, evaluate and engage independent auditors for the Company. The Audit Committee reviews with the auditors and with the Company’s financial management all matters relating to the annual audit of the Company.

The Audit Committee monitors the integrity of our financial statements, monitors the independent registered public accounting firm’s qualifications and independence, monitors the performance of our internal audit function and the auditors, and monitors our compliance with legal and regulatory requirements. The Audit Committee also meets with our auditors to review the results of their audit and review of our annual and interim financial statements.

The Audit Committee meets at least on a quarterly basis to discuss with management the annual audited financial statements and quarterly financial statements and meets from time to time to discuss general corporate matters.

Audit Committee Financial Expert

Our Board determined that Isaac Dietrich is qualified as an Audit Committee Financial Expert, as that term is defined by the rules of the SEC, in compliance with the Sarbanes-Oxley Act of 2002.

Compensation and Management Development Committee

The Compensation and Management Development Committee consists of Mark A. Timm, Chairman of the Compensation and Management Development Committee, and Robert Flynn, each of whom are independent directors. The Compensation and Management Development Committee reviews, recommends and approves salaries and other compensation of the Company’s executive officers, and administers the Company’s equity incentive plans (including reviewing, recommending and approving stock option and other equity incentive grants to executive officers). The Compensation and Management Development Committee meets in executive session to determine the compensation of the executives of the Company. In determining the amount, form, and terms of such compensation, the committee considers the annual performance evaluation of the executives conducted by the Board in light of company goals and objectives relevant to compensation, competitive market data on compensation at comparable companies, and such other factors as it deems relevant, and is guided by, and seeks to promote, the best interests of the Company and its shareholders.

The Compensation and Management Development Committee also reviews and makes recommendations with respect to shareholder proposals related to compensation matters. The committee administers the Company’s equity incentive plans, including the review and grant of stock options and other equity incentive grants to executive officers and other employees and consultants.

The Compensation and Management Development Committee may, in its sole discretion and at the Company’s cost, retain or obtain the advice of a compensation consultant, legal counsel or other adviser. The Compensation and Management Development Committee is directly responsible for the appointment, compensation and oversight of the work of any compensation consultant, legal counsel and other adviser retained by the committee.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee consists of Robert Flynn, chairman, , Mark A. Timm and Lacie Kellogg. Mr. Flynn and Mr. Timm meet the independence requirements of all other applicable laws, rules and regulations governing director independence.

The Nominating and Governance Committee (i) identifies individuals qualified to become members of the Board, consistent with criteria approved by the Board; (ii) recommends to the Board the director nominees for the next annual meeting of Shareholders or special meeting of Shareholders at which directors are to be elected; (iii) recommends to the Board candidates to fill any vacancies on the Board; (iv) develops, recommends to the Board, and reviews the corporate governance guidelines applicable to the Company; and (v) oversees the evaluation of the Board and management.

In recommending director nominees for the next annual meeting of Shareholders, the Nominating and Corporate Governance Committee ensures the Company complies with its contractual obligations, if any, governing the nomination of directors. It considers and recruits candidates to fill positions on the Board, including as a result of the removal, resignation or retirement of any director, an increase in the size of the Board or otherwise. The Committee conducts, subject to applicable law, any and all inquiries into the background and qualifications of any candidate for the Board and such candidate’s compliance with the independence and other qualification requirements established by the Committee. The Committee also recommends candidates to fill positions on committees of the Board.

In selecting and recommending candidates for election to the Board or appointment to any committee of the Board, the Committee does not believe that it is appropriate to select nominees through mechanical application of specified criteria. Rather, the Committee shall consider such factors at it deems appropriate, including, without limitation, the following: (i) personal and professional integrity, ethics and values; (ii) experience in corporate management, such as serving as an officer or former officer of a publicly-held company; (iii) experience in the Company’s industry; (iv) experience as a board member of another publicly-held company; (v) diversity of expertise and experience in substantive matters pertaining to the Company’s business relative to other directors of the Company; (vi) practical and mature business judgment; and (vii) composition of the Board (including diversity factors such as female, racial and ethnic minority, and member of LGBTQ+ community).

The Committee develops and recommends to the Board a policy regarding the consideration of director candidates recommended by the Company’s Shareholders and procedures for submission by Shareholders of director nominee recommendations.

The Committee oversees the evaluation of the Board and management. It also develops and recommends to the Board a set of corporate governance guidelines applicable to the Company, which the Committee shall periodically review and revise as appropriate. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention.

Board Diversity

We do not have a formal policy on diversity. The Board considers diversity in nominations for the Board of Directors and executive appointments which includes gender, ethnicity and LGBTQ+ identification.  The Board believes that diversity brings a variety of ideas, judgments and considerations that benefit the Company.

Board Leadership Structure

Robert Flynn serves as the Chairman of the Board and actively interfaces with management, the Board and counsel.

Board Risk Oversight

The Company’s risk management function is overseen by the Board. The Company’s management keeps the Board apprised of material risks and provides the directors with access to all information necessary for them to understand and evaluate how these risks interrelate, how they affect us, and how management addresses those risks. Robert Flynn, Chairman of the Board, works closely together with the other members of the Board when material risks are identified on how to best address such risks. If the identified risk poses an actual or potential conflict with management, the Company’s independent directors may conduct the assessment. Presently, the primary risks affecting us are our lack of material revenue and continuing net losses, related party debt as well as concentration of ownership of our voting common stock.

Family Relationships

There are no family relationships among any of our officers or directors.

Involvement in Legal Proceedings

We are not aware any of our Director Approval nominees or officers are involved in any legal proceedings in the past ten years relating to any matters in bankruptcy, insolvency, criminal proceedings (other than traffic and other minor offenses) or being subject to any of the items set forth under Item 401(f) of Regulation S-K.

Code of Ethics

The Board has adopted a Code of Ethics and Business Conduct (the “Code of Ethics”) that applies to all of the Company’s employees, including the Chief Executive Officer, Chief Operating Officer, and Chief Financial Officer and directors. The Code of Ethics provides written standards that we believe are reasonably designed to deter wrongdoing and promote honest and ethical conduct, including (i) the ethical handling of actual or apparent conflicts of interest between personal and professional relationships, (ii) full, fair, accurate, timely and understandable disclosure and compliance with laws, rules and regulations, (iii) the prompt reporting of illegal or unethical behavior, (iv) and accountability for adherence to the Code of Ethics.

Changes in Nominating Process

There are no material changes to the procedures by which security holders may recommend nominees to our Board.

Director Attendance at Board, Committee, and Other Meetings

Directors are expected to attend Board meetings and meetings of the committees on which they serve, with the understanding that on occasion a director may be unable to attend a meeting. The Board does not have a policy on attendance at the Company's annual meeting.

Non-executive directors (who constitute all of the independent directors) meet in executive session in connection with regularly scheduled Board meetings and at such other times as the non-executive directors deem appropriate.

In 2022, the Board held two regular and special meetings and acted by written consent nine times. Each director attended 100% or more of the regular and special meetings of the Board and of the committees on which he or she served that were held during his or her term of office, other than Lacie Kellogg who was absent from one meeting. Each of the non-management (and independent) directors attended 100%% or more of the regular and special executive sessions that were held during his or her term of office.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and persons who beneficially own more than 10% percent of our equity securities ("Reporting Persons") to file reports of ownership and changes in ownership with the SEC. Based solely on our review of such filings and other information available to us, as well as representations from the Reporting Persons, we believe that during the fiscal year ended December 31, 2022, the Reporting Persons timely filed all such reports, except that the following forms were filed late by the indicated individuals:

●	Lacie Kellogg filed 2 late filings on Form 4
●	Richard Nummi filed 2 late filings on Form 4
●	Robert Flynn filed 2 late filings on Form 4
●	Mark A Timm filed 1 late filing on Form 3.

PROPOSAL ONE: ELECTION OF DIRECTORS

Biographical and certain other information concerning the directors nominated by the Company’s Board of Directors and elected by shareholder written consent are below. We are not aware of any proceedings to which our directors, or any associate of our directors are a party adverse to us or any of our subsidiaries or has a material interest adverse to us or any of our subsidiaries.

Name	Age	Executive Position
Robert J. Flynn	78	-
Lacie Kellogg	59	Chief Financial Officer
Mark A. Timm	51	-
Isaac Dietrich	31	-

On April 26, 2023, the stockholders elected the four incumbent directors, as listed herein and to serve from date of election for a one-year term and until their successors are duly elected and qualified.  On April 26, 2023, the Company received sufficient written consents to elect those four nominees to the Company’s Board of Directors.   The profiles of the directors nominated by the Company’s Board of Directors and elected by shareholder written consent are:

Robert J. Flynn, Jr., Esq., 78, director since 2017, is a member of the District of Columbia bar. From 1982 – present served as principal in the Law Office of Robert J. Flynn, Jr., and previously was employed in private practice, and as Assistant Attorney General for the District of Columbia and Captain, U.S. Army. Mr. Flynn received a J.D degree from the Georgetown Law Center in 1968 and a L.L.M from the George Washington National Law School in 1973. Mr. Flynn also attended the Georgetown University School of Foreign Service and earned a B.S.F.S. in 1965. Mr. Flynn is a director of IntreOrg Systems, Inc., and TCI Acquisition Company, Inc. Mr. Flynn was appointed to the Board of Directors based upon his experience in regulatory compliance matters and management skills.

Lacie Kellogg, 59, Chief Financial Officer since July 11, 2022 and director since 2018. Ms. Kellogg is a consultant for Accounting Solutions and Services, LLC and has 37 years of accounting experience, 28 of which are in the Oil and natural gas industry. Her experience is in the areas of Financial Reporting, Audit, Operations Accounting and Software Implementation. Ms. Kellogg earned her BBA from the University of Houston in 1986 and has worked with Carrizo Oil and natural gas, Aurora Oil & Gas, an Australian based company, and as a private consultant in the energy field. She is a member of COPAS (Council of Petroleum Accountants Society) and is active in the local chapter previously holding Audit and Financial Reporting committee Chairs. Ms. Kellogg serves on the board of directors of TCI Acquisition Company Inc. and is interim Chief Financial Officer of Surgical Safety Scanner, Inc. Ms. Kellogg was appointed to the Board of Directors based upon her experience in accounting and financial reporting in the oil and natural gas industry.

Mark A. Timm, 51, director since 2022. From 2008-2022 Mr. Timm served as CEO of Timm Investments, LLC and from 1996-2016 as CEO of Cottage Garden, Inc. From 2017 - 2019 Mr. Timm was owner and Chief Marketing Officer of Sincerely Hers, Inc. Since 2020 Mr. Timm served on the board of directors of Hapbee Technologies (OTCQB:HAPBF), Vancouver, Canada and also serves on the board of directors of Eco Integrated Technologies, TrendTek Bio, Inc. Gravy Stack Incorporated and IntegriMedical LLC. Mr. Timm also serves on the board of directors of TCI Entertainment, Inc. and Surgical Safety Scanner, Inc. Mr. Timm is the author of Mentor to Millions and has started more than a dozen companies. Mr. Timm received a B.S. degree from the University of Maryland in 1993. Mr. Timm was appointed to the Board of Directors based upon his experience as an entrepreneur, board of director experience, finance and M&A.

Isaac Dietrich, 31, founded Greenwave Technology Solutions, Inc. (“Greenwave”) (f/k/a MassRoots, Inc.) (NASDAQ:GWAV) where he held the following positions with the company: Chief Executive Officer (April 2013 – October 2017, December 2017 – September 2021); Chairman of the Board (April 2013 – October 2017, December 2018 – June 2021); Chief Financial Officer (April 2013 – May 2014, August 2017 – October 2017, March 2021 – November 2021); and a member of its Board of Directors (April 2013 – November 2021).

PROPOSAL TWO: NAME CHANGE

The Board of Directors has unanimously approved, subject to shareholder approval, an amendment to the Company’s Articles of incorporation, changing the name from “Alpha Energy, Inc.” to Truleum, Inc. .

This name change is in connection with the Company’s interest in identifying itself with its business practices related to petroleum products and to remove confusion with other similarly named business in energy. The Company will change of its name to “Truleum, Inc.”, named after the company’s identity as a true petroleum flagship company, and will align the name of the company with its operating businesses.

Shareholders will not be required to submit their stock certificates for exchange as a result of this proposed name change. Following the effective date of the amendment changing the name of Alpha Energy, Inc., all new stock certificates issued b will be overprinted with Truleum, Inc. and the Company will seek to change its trading symbol to be more closely associated with its new name.

PROPOSAL THREE: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has selected BF Borgers, CPA, PC as our independent registered public accounting firm to perform the audit of our consolidated financial statements for the fiscal year ending December 31, 2023. The ratification of the selection of BF Borgers, CPA, PC as our independent registered public accounting firm for the fiscal year ending December 31, 2023 was approved by our Shareholders on April 25, 2023.

BF Borgers, CPA, PC audited our financial statements for the fiscal year ended December 31, 2022.

Changes in Company’s Certifying Accountant

On July 11, 2022, the Board of Directors dismissed MaloneBailey, LLP (“MaloneBailey”) as its independent registered public accounting firm. The report of MaloneBailey on the Company’s financial statements for the fiscal year ended December 31, 2021 did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to audit scope or accounting principles. The report did include an explanatory paragraph relating to a net capital deficiency that raises substantial doubt about the Company’s ability to continue as a going concern.

During the period of MaloneBailey’s engagement as the Company’s independent registered public accounting firm through July 11, 2022 (the “Engagement Period”), there were no disagreements as defined in Item 304 of Regulation S-K with MaloneBailey on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of MaloneBailey, would have caused it to make reference in connection with any opinion to the subject matter of the disagreement. Further, during the Engagement Period, there were no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K) except for the material weaknesses described in Item 9A of the Company's Annual Report on Form 10K for the year ended December 31, 2021.

On July 11, 2022, the Company engaged BF Borgers, CPA, PC, an independent registered public accounting firm which is registered with, and governed by the rules of, the Public Company Accounting Oversight Board, as our independent registered public accounting firm. During our two most recent fiscal years through December 31, 2022, and the subsequent interim period through March 30, 2023, neither us nor anyone on our behalf consulted BF Borgers, CPA, PC regarding either (1) the application of accounting principles to a specified transaction regarding us, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements; or (2) any matter regarding us that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions to Item 304 of Regulation S-K) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

Independent Registered Public Accounting Firm Fees and Services

We regularly review the services and fees from our independent registered public accounting firm. These services and fees are also reviewed with our Audit Committee annually. In accordance with standard policy, BF Borgers, CPA, PC periodically rotates the individuals who are responsible for our audit. Our audit for the fiscal year ended December 31, 2023 has not yet been completed and the final audit fees have not yet been determined. We estimate that fees for the audit for the fiscal year ended December 31, 2023 will be comparable to those for the prior audit. During the years ended December 31, 2022 and December 31, 2021, fees for services provided by BF Borgers, CPA, PC and MaloneBailey, LLP were as follows:

	BF Borgers, CPA, PC MaloneBailey, LLP
	2022		2021
Audit Fees (1)	$	[ ]	$62,500
Audit-Related Fees (2)		-	-
Tax Fees (3)		-	-
Other Fees (4)		-	-
Totals	$	[ ]	$62,500

(1)

Consists of fees rendered in connection with the audit of our consolidated financial statements included in our annual report on Form 10-K, review of the interim consolidated financial statements included in our quarterly reports and services normally provided in connection with regulatory filings.

(2)

Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.”

(3)

Consists of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and international tax compliance, as well as technical tax advice related to federal and state income tax matters, assistance with sales tax and assistance with tax audits.

(4)	Consists of fees for professional services other than those reported in the categories above, including access to resource materials and portals.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Our Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm, the scope of services provided by our independent registered public accounting firm and the fees for the services to be performed. These services may include audit services, audit-related services, tax services and other services. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. Our independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by our independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. All of the services relating to the fees described in the table above were approved by our Audit Committee.

REPORT OF THE AUDIT COMMITTEE

Our Audit Committee has reviewed and discussed with our management and BF Borgers CPA PC our audited consolidated financial statements for the fiscal year ended December 31, 2022. Our Audit Committee has also discussed with BF Borgers CPA PC the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board and the SEC.

Our Audit Committee has received and reviewed the written disclosures and the letter from BF Borgers CPA PC required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with our Audit Committee concerning independence, and has discussed with BF Borgers CPA PC its independence from us.

Based on the review and discussions referred to above, our Audit Committee recommended to our Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 for filing with the SEC.

Submitted by the Audit Committee

Robert Flynn

Richard Nummi

Mark Timm

Isaac Dietrich

Electronic Delivery of Stockholder Communications

We encourage you to help us conserve natural resources, as well as significantly reduce printing and mailing costs, by signing up to receive your stockholder communications electronically via email. With electronic delivery, you will be notified via email as soon as future annual reports and proxy statements are available via the internet, and you can submit your stockholder votes online. Electronic delivery can also eliminate duplicate mailings and reduce the amount of bulky paper documents you maintain in your personal files. To sign up for electronic delivery:

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Registered Owner (you hold our common stock in your own name through our transfer agent, Equity Stock Transfer, LLC, or you are in possession of stock certificates): visit www.equitystock.com and log into your account to enroll.

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Beneficial Owner (your shares are held by a brokerage firm, a bank, a trustee or a nominee): If you hold shares beneficially, please follow the instructions provided by your broker, bank, trustee or nominee.

Alpha Energy Inc. Announces Fiscal 2022 Results

April 26, 2023 --Golden, CO – Alpha Energy, Inc. (Pink Open Market: APHE) a company acquiring existing oil and gas properties to restart, rework and recomplete, announced that on April 17, 2023, it reported its financial results for the full year ended December 31, 2022.

In its Annual Report on Form 10-K, filed with the Securities and Exchange Commission. The audited financial statements are available on the Company’s website and at www.sec.gov.

“We are thrilled to report that 2022 was a transformative year for our company, marked by several significant milestones. Despite facing various challenges and uncertainties, we remained committed to our mission and continued to deliver value to our shareholders and customers.” said Jay Leaver, President of the Company.

Some of the key achievements we would like to highlight include:

Acquisition of the Logan 1 project: We have acquired 34 well bores in Logan County, OK, positioned on 880 gross acres in Logan County and 160 leased acres in Lincoln County, OK, which will significantly enhance our portfolio and increase our production capacity. The Logan 1 Project had a January 1, 2022 PV-10% Proved plus Probable Reserve Valuation of $48,870,000. PV-10 is a non-GAAP measure of the value of the reserves, calculated in accordance with SEC guidelines, calculated at the present value of estimated future revenues less direct expenses discounted at an annual rate of 10%.

Establishing Alpha Energy Texas Operations LLC: We organized a wholly owned bonded operator, Alpha Energy Texas Operations LLC, which will enable us to streamline our operations and enhance our control over our assets.

Initiating rework and recomplete of well bores: We are committed to maximizing the potential of our existing Logan 1 assets, and this initiative will enable us to increase our production and enhance our operational efficiency.

Leasehold activity and Increased Reserves: Due to our leasing activities in 2022 we increased our presence in Logan County, OK to 1,620 gross leased acres, an increase of 84%. Subsequently, this activity also increased our PV-10% Proved plus Probable oil and gas reserves to $78,056,020, a 59% increase from the prior year’s evaluation.

Reporting our first Logan County operational revenues: We are proud to have achieved the first operational revenues of $270,627 from our current Logan 1 Project during the quarter ended December 31, 2022, compared to $3,389 of other revenues in the prior year ended December 31, 2021, a significant milestone that demonstrates the potential of our operations. For the fiscal years ended December 31, 2022 and 2021, we reported net loss of $1,582,549 and $1,070,738, respectively.

Strengthening our board: We added two new qualified board members and an audit committee chair who satisfies the requirements of the NYSE America Stock Exchange. These new members bring a wealth of experience and expertise in their respective fields and have implemented effective internal procedures and controls to facilitate the achievement of corporate milestones. Their skills and perspectives will be leveraged to enhance the Company’s strategic direction and decision-making.

Leaver added, "This has been an exciting year for Alpha Energy, Inc. We have made significant progress in enhancing our operational capacity, expanding our portfolio, and increasing our production. We are pleased to have accomplished so much in such a short period of time, and we believe that these milestones will enable us to deliver significant value to our shareholders in the years ahead. We remain committed to our mission of acquiring abandoned wells, restoring production and boosting productivity. We look forward to continuing to grow and develop our business in the coming years."

A copy of our PV-10% Proved plus Probable Reserve Valuation is included as an exhibit to our Annual Report on Form 10-K available at www.sec.gov.

Safe Harbor

This press release contains “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate”, “believe”, “contemplate”, “could”, “estimate”, “expect”, “intend”, “seek”, “may”, “might”, “plan”, “potential”, “predict”, “project”, “target”, “aim”, “should”, “will”, “would”, or the negative of these words or other similar expressions, although not all forward-looking statements contain these words,. Forward-looking statements are based on Alpha Energy, Inc.’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties are described more fully in the section titled “Risk Factors” in the Alpha Energy, Inc. Annual Report on Form 10-K filed with the Securities and Exchange Commission for the fiscal year ended December 31, 2022. Forward-looking statements contained in this announcement are made as of this date, and Alpha Energy, Inc. undertakes no duty to update such information except as required under applicable law. The SEC permits oil and gas companies, in their filings with the SEC, to disclose only proved, probable and possible reserves. We may use the term “resource” in this news release that the SEC’s guidelines prohibit us from including in filings with the SEC. U.S. investors are urged to consider closely the oil and gas disclosures in our Form 10-K and other reports and filings with the SEC. Copies are available from the SEC and from the Alpha Energy, Inc. website.

For more information contact Jay Leaver at info@alpha-energy.us.